EXHIBIT (8)(b)(13)

AMENDMENT No. 44 TO PARTICIPATION AGREEMENT

(TST)

AMENDMENT NO. 44 TO

PARTICIPATION AGREEMENT AMONG

TRANSAMERICA SERIES TRUST,

TRANSAMERICA LIFE INSURANCE COMPANY,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, AND

MONUMENTAL LIFE INSURANCE COMPANY

The Participation Agreement, dated July 1, 1992, as amended (“Agreement”) among Transamerica Series Trust (the “Fund”), Transamerica Life Insurance Company (“Transamerica”), Transamerica Financial Life Insurance Company (“TFLIC”), and Monumental Life Insurance Company (“Monumental”), (herein collectively, “the Companies”), is hereby amended as follows:

1.	A new Article XIV. is hereby added to the Agreement as follows:

Article XIV. Summary Prospectus

Should the Fund and the Companies desire to distribute the prospectuses of the funds within the Fund pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:

14.1	For purposes of this Article XIV., the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

14.2	The Fund shall provide, or cause to provide, the Companies with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Companies with Statutory Prospectuses. If the Fund makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497, under the Securities Act of 1933, unless the Parties agree otherwise, the Fund shall, instead of providing the Companies with a revised Summary Prospectus, provide the Companies with a supplement setting forth the changes in the Rule 497 filing.

14.3	The Fund shall be responsible for compliance with Rule 498(e).

14.4	The Fund represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series. The Fund further represents and warrants that it has reasonable policies and procedures in place to ensure that such web site complies with Rule 498.

14.5	The Fund agrees that the URL indicated on each Summary Prospectus will lead policyholders/contract owners directly to the web page used for hosting Summary Prospectuses (the “Landing Page”) and that such web page will host the current Fund and series’ documents required to be posted in compliance with Rule 498. The Fund shall promptly notify the Companies of any interruptions in availability of this Landing Page that last more than 24 hours. Such Landing Page will contain the investment options available under the Agreement.

14.6	The Fund represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(i) involving policyholder/contract owner requests for additional Fund documents made directly to the Fund. The Fund further represents and warrants that any information obtained about policyholders/contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

14.7	The Companies represent and warrant that they will respond to requests for additional fund documents made by policyholders/contract owners directly to the Companies or one of their affiliates.

14.8	Companies represent and warrant that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

14.9	If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Companies with reasonable advance notice of its intent.

14.10	The Parties agree that the Companies are not required to distribute Summary Prospectuses to their policyholders/contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Companies. The Companies agree that they will give the Fund reasonable advance notice of their intended use of the Summary Prospectuses or the Statutory Prospectuses.

14.11	The Parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Article XIV, as applicable.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with the following Amended Schedule A:

AMENDED SCHEDULE A

Effective May 1, 2011

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA CC
Separate Account VA D
Separate Account VA EE
Retirement Builder Variable Annuity Account
TFLIC Separate Account C
Separate Account VUL-A
TFLIC Series Life Account
TFLIC Series Annuity Account
Separate Account VA E
Separate Account VA F
Separate Account VUL-1 of Transamerica Life insurance Company
Separate Account VUL-2 of Transamerica Life insurance Company
Separate Account VUL-3 of Transamerica Life insurance Company
Separate Account VUL-4 of Transamerica Life insurance Company

Accounts (continued):
Separate Account VUL-5 of Transamerica Life insurance Company
Separate Account VUL-6 of Transamerica Life insurance Company
Separate Account VA-8
Separate Account VA J
TA PPVUL 1
Separate Account VA K
Separate Account VA-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One
Separate Account VA R
Separate Account VA S
Separate Account VA Q
Separate Account VA HNY
Separate Account VA QNY
Separate Account VA W
Separate Account VA WNY
Separate Account VA YNY
TFLIC Separate Account VNY
Separate Account VA X
Separate Account VA Y
Separate Account VA-6
Separate Account VA-6NY
Separate Account VA-7
Separate Account VL
Transamerica Occidental Separate Account Two
Transamerica Corporate Separate Account Sixteen
Separate Account Fund B
Separate Account Fund C
Separate Account VA X
Separate Account VA PP
Separate Account VA FF

Policies:
Transamerica LandmarkSM Variable Annuity
Transamerica LandmarkSM NY Variable Annuity
The Atlas Portfolio Builder Variable Annuity
Transamerica ExtraSM Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
Advisor’s Edge® Variable Annuity
Advisors’s Edge Select® Variable Annuity
Advisor’s Edge® NY Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransMark Optimum Choice® Variable Annuity
TFLIC Freedom Elite Builder
TFLIC Freedom PremierSM
Immediate Income Builder II
Premier Asset Builder Variable Annuity

Policies (continued):	TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder – BAI Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Advisor’s Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Portfolio Select Variable AnnuitySM
Flexible Premium Variable Annuity – A
Flexible Premium Variable Annuity – B
Flexible Premium Variable Annuity – C
Flexible Premium Variable Annuity – D
Flexible Premium Variable Annuity – E
Flexible Premium Variable Annuity – G
TFLIC Freedom Elite Builder II
Flexible Premium Variable Annuity – H
Advisor’s Edge® NY Variable Annuity
Flexible Premium Variable Annuity – I
Flexible Premium Variable Annuity – J
Flexible Premium Variable Annuity – N
Flexible Premium Variable Annuity – O
Flexible Premium Variable Annuity – P
Flexible Premium Variable Annuity – R
Flexible Premium Variable Annuity – S, under marketing name “DWS Personal Pension Variable Annuity”
Flexible Premium Variable Annuity – T under marketing name “DWS Personal Pension Variable Annuity”
Transamerica FreedomSM Variable Annuity
TransAccumulator® VUL
TransAccumulator® VUL II
TransUltra® VUL
Transamerica Classic® Variable Annuity (NY)
Transamerica Classic® Variable Annuity
Transamerica Catalyst® Variable Annuity
Transamerica Bounty® Variable Annuity
Inheritance Builder Plus
TransEquity®
TransEquity II
Advantaage VI
Advantage SE
Advantage X
TransSurvivorSM VUL
Transamerica Lineage®
Transamerica Tribute®
Fund B
Fund C
The One® Income AnnuitySM
MEMBERS® LandmarkSM Variable Annuity
MEMBERS® FreedomSM Variable Annuity
MEMBERS® ExtraSM Variable Annuity
MEMBERS® LibertySM Variable Annuity
Transamerica SecurePath® for Life Product

Portfolios:	Transamerica Series Trust – each Portfolio has an Initial Class and a Service Class of Shares
except as noted.

Transamerica AEGON Active Asset Allocation – Conservative VP
Transamerica AEGON Active Asset Allocation – Moderate Growth VP
Transamerica AEGON Active Asset Allocation – Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation - Conservative VP
Transamerica Asset Allocation - Growth VP
Transamerica Asset Allocation - Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica BlackRock Global Allocation VP (Initial Class Shares currently not being offered)
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP (Initial Class Shares currently not being offered)
Transamerica Clarion Global Real Estate Securities VP
Transamerica Efficient Markets VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Commodities & Hard Assets VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Madison Large Cap Growth VP
Transamerica Madison Moderate Growth Allocation VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Growth Opportunities VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Managed Large Cap Core VP
Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP (Initial Class Shares currently not being offered)

Portfolios (continued):

Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica WMC Diversified Equity VP
Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP (Service Class Shares currently not being offered)

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST		TRANSAMERICA LIFE INSURANCE COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Arthur D. Woods
	Christopher A. Staples		Arthur D. Woods
Title:	Vice President	Title:	Vice President

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY		MONUMENTAL LIFE INSURANCE COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ Arthur D. Woods	By:	/s/ Steven R. Shepard
	Arthur D. Woods		Steven R. Shepard
Title:	Vice President	Title:	Vice President